Exhibit 10.2

EXECUTION

SECURED PROMISSORY Note (TERM LOAN)

Up to $3,500,000	August 17, 2017

FOR VALUE RECEIVED, the undersigned, BTHC X, INC., a Delaware corporation with a principal place of business at Chapel House, 1-3 Chapel Street, Guildford, United Kingdom, GUI 3UH (“BTHC X”), IORA SOFTWARE LIMITED, a company incorporated as a private limited company under the Registrar for Companies for England and Wales with a principal place of business at Chapel House, 1-3 Chapel Street, Guildford, United Kingdom, GUI 3UH (“iOra Software”), IORA, INC., a Delaware corporation with a principal place of business at 45 Summer Street, Taunton, MA 02780 (“Iora” and, together with iOra Software and BTHC X, jointly and severally, “Borrower”), jointly and severally hereby unconditionally promise to pay to the order of MORIAH SOFTWARE MANAGEMENT LP, a Delaware limited partnership with an address at c/o Black Dolphin Capital Management, LLC, One University Plaza, Suite 407, Hackensack, NJ 07601 (together with its successors, transferees and assigns, “Lender”), on or before the Maturity Date, the principal sum of up to Three Million Five Hundred Thousand Dollars ($3,500,000) in accordance with the terms of this Secured Promissory Note (Term Loan) (this “Note”). This Note is issued pursuant to that certain Loan and Security Agreement, of even date herewith, entered into by and between Borrower and Lender (as amended from time to time, the “Agreement”). Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

INTEREST; AMORTIZATION; DUE DATE; PREPAYMENT: Interest on the unpaid principal balance hereof (the “Term Interest Rate”) shall be computed on the basis of the actual number of days elapsed and a year of 360 days and shall accrue at a rate per annum equal to the greater of (i) the sum of (A) the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes, plus (B) Seven and One Quarter Percent (7.25%), or (ii) Eleven Percent (11%). Following and during the continuation of an Event of Default, the Term Interest Rate shall be increased by Five Percent (5%) per annum (the “Default Interest Rate”).

Principal, interest and all other amounts due to Lender pursuant to this Note and the Agreement shall be due and payable by Borrower solely in lawful currency of the United States of America, as follows:

(i)	Interest on the unpaid principal balance hereof for the period commencing on the date hereof through and including September 30, 2017 shall be paid on October 1, 2017.

(ii)	Thereafter, interest accrued and unpaid on the outstanding principal balance hereof shall be payable monthly on the first Business Day of each month, commencing November 1, 2017 through and including August 1, 2019.

(iii)	Thereafter, all accrued and unpaid interest shall be due and payable on the Maturity Date.

(iv)	The principal amount of this Note shall be payable in twenty three (23) consecutive monthly installments on the first Business Day of each month, commencing October 1, 2017 through and including August 1, 2019 in an amount equal to the greater of (1) twenty percent (20%) of Borrower’s license sales collections for the preceding month, as determined by Lender, whose determination shall be binding on Borrower, and (2) the Applicable Monthly Amortization Payment (as defined below), followed by one (1) payment in the amount of the unpaid principal balance, together with all accrued and unpaid interest thereon and all fees, costs and other unpaid amounts due and owing to Lender pursuant to this Note, the Agreement and other Loan Documents, due and payable on the Maturity Date. “Applicable Monthly Amortization Payment” means (x) prior to disbursement of the Second Tranche, Thirty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($36,666.66), (y) after disbursement of the Second Tranche but prior to disbursement of the Third Tranche, Forty-One Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($41,666.66) and (z) after disbursement of the Third Tranche, Fifty-Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($58,333.33).

Borrower may prepay the unpaid principal sum hereof in accordance with the terms of the Agreement, together with the Term Loan Prepayment Fee calculated with respect to such prepaid amount.

Borrower shall immediately prepay the unpaid principal of the Term Loan and all other Obligations under the Agreement upon an Event of Default in accordance with the terms of the Agreement.

FEES AND COSTS: All fees, costs and expenses set forth in this Note, the Agreement and other Loan Documents shall be paid by Borrower in accordance with the terms hereof and thereof.

MAXIMUM RATE OF INTEREST: It is intended that the Interest Rate and the Default Interest Rate shall never exceed the maximum rate, if any, which may be legally charged in the State of New York for loans made to corporations (the “Maximum Rate”). If the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, the interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Lender, returned to the Borrower.

NOTICES: All notices shall be given in accordance with the Agreement at Lender’s address designated in the Agreement, or to such other place as Lender may from time to time direct by written notice to Borrower.

APPLICATION OF PAYMENTS: All payments made hereunder shall be made without defense or set-off for any debt or other claim which Borrower may assert against Lender. All payments received hereunder shall be applied in accordance with the provisions of the Agreement.

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SECURITY: This Note is secured by a pledge of the Collateral as described in the Loan Documents. The Borrower hereby acknowledges, admits and agrees that its obligations under this Note, the Agreement and other Loan Documents are full recourse obligations to which Borrower pledges its full faith and credit.

DEFAULTS; REMEDIES: If either any amount under this Note is not paid in full when due or upon the happening of an Event of Default, the Lender may declare the unpaid principal sum, accrued and unpaid interest and all other amounts under this Note, the Agreement and other Loan Documents immediately due and payable. In such event, Lender may enforce the payment of this Note either by proceeding against the Collateral, or against the Borrower in one or more proceedings separately, successively, or simultaneously and in any order or manner permitted by law as Lender deems desirable. Lender shall not be required to exhaust its security before proceeding against the Borrower. None of the rights or remedies of the Lender are to be deemed waived or affected by any failure or delay of the Lender to exercise its rights; and, in addition, the Lender shall have all of its rights and remedies set forth herein, the Agreement and other Loan Documents.

The failure to exercise any of the rights and remedies set forth in this Note, the Agreement or other Loan Documents shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by Lender of any payment which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express written consent of Lender, except as and to the extent otherwise provided by law.

ATTORNEYS’ FEES AND COSTS: If the Lender incurs any loss, costs or expenses in enforcing or collecting this Note, in whole or in part, or enforcing any of the terms of this Note, the Borrower agrees to pay all losses, costs and expenses so paid or incurred by Lender including, without limitation, reasonable attorneys’ fees and costs.

NON-PAYMENT OF FEES AND COSTS: All fees, costs and expenses as provided in this Note, the Agreement and other Loan Documents not paid when due shall be added to principal and shall thereafter bear interest at the Default Interest Rate.

WAIVERS: The Borrower waives demand for payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever.

TERMINOLOGY: Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note.

HEADINGS: The headings in this Note are for convenience of reference only and shall not affect the meaning or interpretation of this Note or any provision hereof.

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AGREEMENT: Reference is made to the Agreement for provisions as to the Loan Documents, Loans, Collateral, fees, charges, remedies and other matters. If there is any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

APPLICABLE LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE LAWS OF WHICH THE BORROWER HEREBY EXPRESSLY ELECTS TO APPLY TO THIS NOTE, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS NOTE.

WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER, LENDER OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND LENDER. BORROWER WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS NOTE, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

CONSENT TO JURISDICTION. BORROWER HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS NOTE, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT THERETO. IN ANY SUCH ACTION OR PROCEEDING, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT ITS OFFICES SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THE AGREEMENT. NOTWITHSTANDING THE FOREGOING, BORROWER CONSENTS TO THE COMMENCEMENT BY LENDER OF ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE LENDER’S RIGHTS AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

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ASSIGNMENT: Lender reserves the right to sell, assign, transfer, negotiate, or grant participation interests in all or any part of this Note, or any interest in Lender’s rights and benefits hereunder.

LOST NOTE: In the event of the loss, theft, destruction or mutilation of this Note, upon request of Lender and submission of evidence reasonably satisfactory to the Borrower of such loss, theft, destruction or mutilation, and, in the case of any such loss, theft, or destruction, upon delivery of a bond or indemnity reasonably satisfactory to Borrower, or in the case of any such mutilation, upon surrender and cancellation of this Note, Borrower will issue a new Note of like tenor as the lost, stolen, destroyed or mutilated Note.

JOINT AND SEVERAL OBLIGATIONS: The obligations of BTHC X, iOra Software and iOra under this Note and all Obligations under the other Loan Documents are the joint are several obligations of BTHC X, iOra Software and iOra.

[SIGNATURE PAGE FOLLOWS]

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EXECUTION

IN WITNESS WHEREOF, this Secured Promissory Note (Term Loan) has been duly executed and delivered by the Borrower as of the day and year first above written.

BORROWERS:

BTHC X, INC.

By:	/s/ Mark Thompson
Name:	Mark Thompson
Title:	Chief Executive Officer

IORA SOFTWARE LIMITED

By:	/s/ Mark Thompson
Name:	Mark Thompson
Title:	Chief Executive Officer

IORA INC.

By:	/s/ Mark Thompson
Name:	Mark Thompson
Title:	Chief Executive Officer

[SIGNATURE PAGE – SECURED PROMISSORY NOTE (TERM LOAN)]

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